UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 22, 2006

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3200

Item 8.01.	Other Events

The following press release was issued by Apollo Investment Corporation on March 22, 2006:

APOLLO INVESTMENT CORPORATION

CLOSES PUBLIC OFFERING OF COMMON STOCK

INCLUDING OVER-ALLOTMENT OPTION

New York, N.Y. – March 22, 2006 – Apollo Investment Corporation (NASDAQ: AINV) announced today the closing of its public offering of common stock. In connection with the closing, the underwriters exercised their over-allotment option and purchased an additional 2,250,000 shares of the Company’s common stock at $17.85 per share. With the exercise of the over-allotment option, a total of 17,250,000 shares of common stock were sold in the offering. The Company raised approximately $294 million in net proceeds after deducting underwriting discounts and commissions and estimated offering expenses.

The Company expects to use the net proceeds of the offering to repay amounts outstanding under its senior credit facility, to make investments in portfolio companies and for general corporate purposes. The joint book-running managers for the offering were Citigroup Corporate and Investment Banking, J.P. Morgan Securities Inc., Banc of America Securities LLC and Bear, Stearns & Co. Inc. The co-managers were UBS Investment Bank, Wachovia Securities, SunTrust Robinson Humphrey, RBC Capital Markets, Calyon Securities (USA) Inc. and Scotia Capital.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the offered shares, and none of these shares may be sold in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained when available from Citigroup Corporate and Investment Banking, at the Brooklyn Army Terminal, 140 58th Street, Brooklyn, NY 11220 (telephone number: 718-765-6732; email: batprospectusdept@citigroup.com).

ABOUT APOLLO INVESTMENT CORPORATION

Apollo Investment Corporation, or the Company, is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. The Company invests primarily in mezzanine loans and senior secured loans in furtherance of its business plan and also invests in the equity of portfolio companies. From time to time, the Company invests in public companies that are not thinly traded. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, (212) 515-3488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Investment Corporation

/S/ RICHARD L. PETEKA
(Signature)

By:	Richard L. Peteka
Title:	Chief Financial Officer
Date:	March 22, 2006